SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 574-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2012, Global Power Equipment Group Inc. (the “Company”) entered into a $100 million credit agreement (the “Credit Agreement”), with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent and the various lending institutions party thereto. The credit facility is a multicurrency revolving credit facility with a letter of credit sublimit of $75 million and an expansion feature not to exceed $50 million. Proceeds of borrowings under the Credit Agreement may be used for working capital, acquisitions of capital assets and general corporate purposes.

The Credit Agreement contains certain restrictive covenants customary for facilities of this type (subject to negotiated exceptions and baskets), including restrictions on indebtedness, liens, acquisitions and investments, restricted payments and dispositions. There are also financial covenants that require the Company to maintain a maximum consolidated total leverage ratio and a minimum interest coverage ratio. The Credit Agreement also provides for customary events of default, with corresponding grace periods, including failure to pay principal when due, failure to pay interest within three business days after becoming due, failure to pay other obligations within five days after becoming due, failure to comply with covenants, breaches of representations and warranties, default under certain other indebtedness, certain insolvency or receivership events affecting the Company and its subsidiaries, the occurrence of certain material judgments, or a change in control of the Company. Upon the occurrence and during the continuation of an event of default, the administrative agent, upon the request of the requisite percentage of the lenders, shall terminate the obligations of the lenders to make loans and to issue letters of credit under the Credit Agreement, declare the Company’s obligations under the Credit Agreement to become immediately due and payable and/or exercise any and all remedies and other rights under the Credit Agreement. The Credit Agreement has a maturity date of February 21, 2017.

At the option of the Company, borrowings will bear interest at a rate determined by reference to either the Base Rate or the LIBOR Rate. Base Rate borrowings (which are borrowings bearing interest at a rate determined by reference to the Base Rate) under the Credit Agreement will bear interest at (x) the greatest of (a) the administrative agent’s Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% or (c) the LIBOR Rate for a one month Interest Period on such day plus 1 percent, plus (y) a margin that is adjusted on the basis of the Company’s Consolidated Total Leverage Ratio. LIBOR Rate borrowings and Alternative Currency Revolving Loans under the Credit Agreement will bear interest at the LIBOR Rate for the Interest Period in effect plus a margin that is adjusted on the basis of the Company’s Consolidated Total Leverage Ratio. Fees payable by the Company under the Credit Agreement include a letter of credit commission (the margin applicable to LIBOR Rate borrowings), a letter of credit issuance fee with respect to each letter of credit (.125%) and a commitment fee on the available commitments of the lenders (a range of .20% to .40% based on the Company’s Consolidated Total Leverage Ratio).

Certain of the lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The description of the Credit Agreement is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 to be filed in due course. Capitalized terms not otherwise defined in this Item 1.01 shall have the meaning ascribed to them in the Credit Agreement.

Global Power’s press release, issued on February 21, 2012, announcing its entry into the Credit Agreement, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, on February 21, 2012, the Company terminated its existing $150 million loan agreement, dated as of January 22, 2008, with Morgan Stanley Senior Funding, Inc., as Administrative Agent and the various lending institutions party thereto (the “Existing Loan Agreement”).

The Existing Loan Agreement consisted of a $60 million revolving letter of credit facility, including a $25 million cash advance sub-facility, and a $90 million term loan facility. As of December 31, 2011 and 2010, there were no amounts outstanding on the Existing Loan Agreement. The Existing Loan Agreement was otherwise scheduled to terminate on January 22, 2014.

The Existing Loan Agreement included customary affirmative and negative covenants, such as limitations on the creation of new indebtedness and on certain liens, restrictions on certain transactions and payments and required maintenance of a maximum consolidated leverage ratio, minimum consolidated fixed charge ratio and minimum liquidity. A default under the Existing Loan Agreement could have been triggered by events such as a failure to comply with financial covenants or other covenants under the Existing Loan Agreement, a failure to make payments when due under the Existing Loan Agreement, a change of control of the Company or certain insolvency proceedings. A default under the Existing Loan Agreement would have permitted the participating banks to restrict the Company’s ability to further access the Existing Loan Agreement for loans, required the immediate repayment of any outstanding loans with interest and required the cash collateralization of outstanding letter of credit obligations. The Existing Loan Agreement was secured by a first priority lien on substantially all of our assets.

The interest rate on letters of credit issued under the revolving letter of credit was 3.50% as of December 31, 2011. The Company also paid an unused line fee of 0.50% and would have incurred an interest rate of LIBOR + 3.50% per annum for any borrowing against the revolver facility.

The description of the Existing Loan Agreement is qualified in its entirety by reference to the full text of the agreement, which was filed as Exhibit 10.1 to the Company’s Amendment No. 2 to Form 10 filed with the commission on July 20, 2010 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2012

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 21, 2012.